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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Directors of Oseco Inc.

  We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-47637), of AgriBioTech, Inc. of our report dated September 12, 1997 (except for note 10 which is as of June 12, 1998), with respect to the consolidated balance sheet of Osceo Inc. as of June 30, 1997 and the consolidated statements of income and retained earnings and changes in cash resources for the year then ended, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG, Chartered Accountants

Mississauga, Canada

August 13, 1998